                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 27, 2001 included in the Registrant's Form 10-K for the fiscal year ended December 31, 2000, originally filed with the Securities and Exchange Commission on March 15, 2001, and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
July 30, 2001